Exhibit 3.01
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SYMANTEC CORPORATION
(A DELAWARE CORPORATION)

ARTICLE 1
The name of the corporation is Symantec Corporation.

ARTICLE 2
The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the County of Newcastle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE 4
4.1.CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated "Common Stock" and "Preferred Stock." Each share of Common Stock and each share of Preferred Stock shall have a par value of $0.01. The total number of shares which the corporation is authorized to issue is one billion six hundred and one million (1,601,000,000). One billion six hundred million (1,600,000,000) shares shall be Common Stock and one million (1,000,000) shares shall be Preferred Stock.

4.2.RIGHTS, PRIVILEGES AND RESTRICTIONS. The rights, privileges and restrictions of the Common Stock shall be set forth in this Article 4.

4.3.PREFERRED STOCK SERIES DETERMINATION. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to provide for the issuance of such shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

4.4.VOTING RIGHTS. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of record of Common Stock shall have one vote in respect of each share of stock held by the holder of the books of the corporation. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of Common Stock shall be filled by the vote or written consent of the holders of such Common Stock or, in the absence of action by such holders, such vacancy shall be filled by action of the remaining directors. A director elected by the holders of Common Stock may be removed from the Board of Directors with or without cause by the vote or consent of the holders of such Common Stock, as provided by the Delaware General Corporation Law. For the purpose hereof, "control" (including the correlative meanings, the terms "controlled by" and "under common control of") as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person through the ownership of voting securities, by contract or otherwise.

4.5.LIQUIDATION. In the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its stockholders.

4.6.DIVIDENDS. The holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

ARTICLE 5
The stockholders of the corporation holding a majority of the corporation's outstanding voting stock shall have the power to adopt, amend or repeal Bylaws. The Board of Directors of the corporation shall also have the power to

Exhibit 3.01
adopt, amend or repeal Bylaws of the corporation, except as such power may be expressly limited by Bylaws adopted by the stockholders.

ARTICLE 6
Election of the Directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE 7
A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Any repeal or modification of the foregoing provisions of this Article 7 shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

Exhibit 3.01
CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

SYMANTEC CORPORATION

Symantec Corporation, a Delaware corporation, does hereby certify that the following amendments to the corporation’s Restated Certificate of Incorporation have been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendments by the corporation’s stockholders:

Article 4.1 of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

Classes of Stock. The Corporation is authorized to issue three classes of stock to be designated “Common Stock,” “Preferred Stock” and “Special Voting Stock.” Each share of Common Stock and each share of Preferred Stock shall have a par value of $0.01. Each share of Special Voting Stock shall have a par value of $1.00. The total number of shares which the Corporation is authorized to issue is three billion one million and one (3,001,000,001). Three billion (3,000,000,000) shares shall be Common Stock, one million (1,000,000) shares shall be Preferred Stock and one (1) share shall be Special Voting Stock.

Article 4.2 of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

Rights, Privileges and Restrictions. The rights, privileges and restrictions of the Common Stock and the Special Voting Stock shall be set forth in this Article 4.

Article 4.4 of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

Voting Rights.

4.4.1General. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, (i) each holder of record of Common Stock shall have one vote in respect of each share of stock held by the holder of the books of the Corporation and (ii) the holder of record of the share of Special Voting Stock shall have a number of votes equal to the number of Exchangeable Non-Voting Shares (“Exchangeable Shares”) of Telebackup Exchangeco Inc., an Alberta corporation, outstanding as of the applicable record date (excluding Exchangeable Shares which are owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation), in each case for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. For the purposes hereof, “control” (including the correlative meanings, the terms “controlled by” and “under common control of”) as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person through the ownership of voting securities, by contract or otherwise.

4.4.2Common Stock and Special Voting Stock Identical in Voting. In respect of all matters concerning the voting of shares, the Common Stock and the Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects.

4.4.3Vacancies on the Board of Directors. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of Common Stock and Special Voting Stock shall be filled by the vote or written consent of the holders of such Common Stock and Special Voting Stock or, in the absence of action by such holders, such vacancy shall be filled by action of the remaining directors. A director elected by the holders of Common Stock and Special Voting Stock may be removed from the Board of Directors with or without cause by the vote or consent of the holders of such Common Stock and Special Voting Stock, as provided by the Delaware General Corporation Law.

Article 4.5 of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders and the holders of the Special Voting Stock shall not be entitled to receive any such assets.

Article 4.6 of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

Exhibit 3.01

Dividends. The holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock and the holders of Special Voting Stock shall not be entitled to receive any such dividends.

Article 4.7 reading in its entirety as follows is hereby added to the Restated Certificate of Incorporation:

Special Voting Stock.

4.7.1Exercise of Voting Rights. The holder of the share of Special Voting Stock is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

4.7.2Cancellation of Shares. At such time as the Special Voting Stock has no votes attached to it because there are no Exchangeable Shares of Telebackup Exchangeco Inc. outstanding which are not owned by the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation, and there are no shares of stock, debt, options or other agreements of Telebackup Exchangeco Inc. which could give rise to the issuance of any Exchangeable Shares of Telebackup Exchangeco Inc. to any person (other than the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Corporation), the Special Voting Stock shall be automatically canceled.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 1st day of July, 2005 and the foregoing facts stated herein are true and correct.

SYMANTEC CORPORATION

By:    /s/ Arthur F. Courville
    Arthur F. Courville
    Senior Vice President, General Counsel
    and Secretary

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

Exhibit 3.01
CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
SYMANTEC CORPORATION

Symantec Corporation, a Delaware corporation (the “Company”), does hereby certify that:

FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: Article 2 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
“The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, in the County of New Castle. The name of its registered agent at such address is the Corporation Service Company.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer this 31st day of July 2009.

SYMANTEC CORPORATION

By:     /s/ Scott C. Taylor
Name:    Scott C. Taylor
Title:    Executive Vice President,
    General Counsel and Secretary

Exhibit 3.01
CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
SYMANTEC CORPORATION

Symantec Corporation, a Delaware corporation (the “Company”) does hereby certify that:

FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”).

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: Article 1 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
“The name of the corporation is NortonLifeLock Inc.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer this 4th day of November, 2019.

SYMANTEC CORPORATION

By:    /s/ Scott C. Taylor
Name:     Scott C. Taylor
Title:     Executive Vice President,
    General Counsel and Secretary

Exhibit 3.01
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NORTONLIFELOCK INC.

NortonLifeLock Inc., a Delaware corporation (the “Company”), does hereby certify that:

FIRST:    This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”).

SECOND:    The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD:    Article 1 of the Certificate of Incorporation is hereby amended to read in its entirety as follows: “The name of the Corporation is Gen Digital Inc.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer this 7th day of November, 2022.

NORTONLIFELOCK INC.

By:     /s/ Bryan Ko
Name:     Bryan Ko
Title:     General Counsel and Secretary